Exhibit 16.1

1185 Avenue of the Americas, 38th Floor New York, NY 10036 Phone 212-381-4800 Fax 212-381-4811 Web www.uhy-us.com

December 22, 2020

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: PARTS iD, INC.

Commission File Number: 001-38296

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by PARTS iD, INC. in Item 4.01 of its Form 8-K dated December 22, 2020, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ UHY LLP

UHY LLP